UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2010

Crown Crafts, Inc.
 (Exact name of registrant as specified in its charter)

Delaware	1-7604	58-0678148
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

916 South Burnside Avenue, Gonzales, LA	70737
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (225) 647-9100

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

At 9:30 a.m. CDT on April 23, 2010, management of Crown Crafts, Inc. (the “Company”) will participate in the 14th Annual Burkenroad Reports Investment Conference (the “Conference”) at the Sheraton Hotel in New Orleans, Louisiana, by presenting the information contained in those slides attached to this Current Report on Form 8-K as Exhibit 99.1. Burkenroad Reports is an educational program that was founded in 1993 by Peter F. Ricchiuti, Assistant Dean and Clinical Professor of Finance at the A.B. Freeman School of Business at Tulane University (“Freeman”). Mr. Ricchiuti continues to serve as the Director of Research, and each year he leads more than 200 Freeman students who prepare and publish objective investment research reports on over 40 public companies headquartered in six southern states. Named in honor of William B. Burkenroad, Jr., an alumnus and longtime supporter of Freeman, and funded through contributions from his family and friends, the nationally recognized program has been widely featured on Nightly Business Report, CNBC, CNN, The Wall Street Journal and The New York Times.

The Company is furnishing the text of the slides pursuant to Regulation FD of the Securities and Exchange Commission (“SEC”). This information is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, unless we specifically incorporate it by reference in a document filed under such Act. The Company expects to use these slides, in whole or in part, and possibly with modifications, in connection with the presentation to, and communications with, investors, analysts and others at the Conference.

By filing this report and furnishing this information, the Company makes no admission as to the materiality of any information in this report that is required to be disclosed solely by reason of Regulation FD.

The information contained in the slides is summary information that is intended to be considered in the context of the Company’s SEC filings and other public announcements that the Company may make, by press release or otherwise, from time to time. The Company undertakes no duty or obligation to publicly update or revise the information contained in this report, although the Company may do so from time to time as management believes is warranted. Any such updating may be made through the filing of other reports or documents with the SEC, through press releases or through other public disclosure.

This report contains forward-looking statements within the meaning of the Securities Act of 1933, the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, each as amended. Such statements are based upon management’s current expectations, projections, estimates and assumptions. Words such as “expects,” “believes,” “anticipates” and variations of such words and similar expressions identify such forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties that may cause future results to differ materially from those suggested by the forward-looking statements. These risks include, among others, general economic conditions, including changes in interest rates, in the overall level of consumer spending and in the price of oil, cotton and other raw materials used in the Company’s products, changing competition, changes in the retail environment, the level and pricing of future orders from the Company’s customers, the Company’s dependence upon third-party suppliers, including some located in foreign countries with unstable political situations, the Company’s ability to successfully implement new information technologies, customer acceptance of both new designs and newly-introduced product lines, actions of competitors that may impact the Company’s business, disruptions to transportation systems or shipping lanes used by the Company or its suppliers, and the Company’s dependence upon licenses from third parties. Reference is also made to the Company’s periodic filings with the SEC for additional risk factors that may impact the Company’s results of operations and financial condition. The Company does not undertake to update the forward-looking statements contained herein to conform to actual results or changes in the Company’s explanations, whether as a result of new information, future events or otherwise.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1	Slide Show to be presented at the Conference on April 23, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

CROWN CRAFTS, INC.

By: /s/ Olivia W. Elliott
Olivia W. Elliott,
Vice President and Chief Financial Officer

Dated: April 23, 2010

EXHIBIT INDEX

Exhibit No.	Exhibit
99.1	Slide Show to be presented at the Conference on April 23, 2010